As filed with the Securities and Exchange Commission on April 5, 2021

Registration No. 333-252603

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHERN STAR ACQUISITION CORP.

(Exact name of Registrant as specified in its charter)

Delaware	6770	85-1872418
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(212) 818-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joanna Coles, Chief Executive Officer

Northern Star Acquisition Corp.

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(212) 818-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800 Fax: (212) 818-8881	Matthew S. Miller, Esq. General Counsel Barkbox, Inc. 221 Canal Street New York, NY 10013 Telephone: 855-501-2275

Melissa B. Marks, Esq.

Jeffrey R. Vetter, Esq.

Keith J. Scherer, Esq.

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

1250 Broadway, 23rd Floor

New York, New York 10001

Telephone: (212) 730-8133

Fax: (877) 881-3007

Michael J. Mies, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 Telephone: (650) 470-4500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the transactions contemplated by the Agreement and Plan of Reorganization described in the included proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	155,000,000(1)(2)	$13.87(3)	$2,149,850,000	$234,548.64(4)(5)

(1)

Represents a good faith estimate of the maximum number of shares of the registrant’s common stock to be issued or reserved for issuance by Northern Star Acquisition Corp. to the security holders of Barkbox, Inc., a Delaware corporation, upon consummation of the business combination described herein.

(2)

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the registrant’s Class A common stock (which will be the registrant’s sole class of common stock after the business combination described herein) on January 25, 2021 (a date within five business days prior to the date of this Registration Statement). This calculation is in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended.

(4)	Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001091.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Northern Star Acquisition Corp. is filing this Amendment No. 3 to its registration statement on Form S-4 (File No. 333-252603) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description	Included	Form	Filing Date

2.1*	Agreement and Plan of Reorganization, dated as of December 16, 2020, by and among Northern Star Acquisition Corp., NSAC Merger Sub Corp. and Barkbox, Inc.	Annex A

3.1	Form of Second Amended and Restated Certificate of Incorporation.	Annex B

3.2	Form of Amended and Restated Bylaws.	Previously Filed

3.3	Amended and Restated Certificate of Incorporation.	By Reference	8-K	November 13, 2020

3.4	Bylaws.	By Reference	S-1	September 29, 2020

4.1	Specimen Unit Certificate.	By Reference	S-1	October 14, 2020

4.2	Specimen Share Certificate.	By Reference	S-1	October 14, 2020

4.3	Specimen Warrant Certificate.	By Reference	S-1	October 14, 2020

4.4	Warrant Agreement, dated as of November 10, 2020, between Continental Stock Transfer & Trust Company and the Registrant.	By Reference	S-1	November 13, 2020

4.5	Indenture, dated as of November 27, 2020, between BarkBox, Inc. and U.S. Bank National Association, as Trustee and Collateral Agent.	Previously Filed

4.6	Form of Warrant to purchase shares of BarkBox, Inc. common stock dated July 21, 2015	Previously Filed

4.7	Form of Warrant to purchase shares of BarkBox, Inc. common stock dated April 1, 2016	Previously Filed

4.8	Form of Warrant to purchase shares of BarkBox, Inc. common stock dated December 3, 2018	Previously Filed

4.9	Form of Warrant to purchase shares of BarkBox, Inc. preferred stock dated October 12, 2017	Previously Filed

4.10	Form of Warrant to purchase shares of BarkBox, Inc. common stock dated December 7, 2018	Previously Filed

4.11	Omnibus Amendment to Warrants to purchase shares of BarkBox, Inc. stock dated July 31, 202	Previously Filed

4.12	Second Amended and Restated Investors’ Rights Agreement by and among Barkbox, Inc. and the investors listed on Schedule A thereto, dated May 16, 2016	Previously Filed

Exhibit No.	Description	Included	Form	Filing Date

4.13	First Amendment to Second Amended and Restated Investors’ Rights Agreement by and among Barkbox, Inc. and the other signatories thereto, dated December 20, 2016	Previously Filed

4.14	Second Amendment to Second Amended and Restated Investors’ Rights Agreement by and among Barkbox, Inc. and the other parties thereto, dated November 27, 2020	Previously Filed

4.15	Third Amendment to Second Amended and Restated Investors’ Rights Agreement by and among Barkbox, Inc. and the other parties thereto, dated December 16, 2020	Previously Filed

5.1	Opinion of Graubard Miller.	Previously Filed

8.1	Opinion of Graubard Miller as to certain tax matters.	Previously Filed

10.1	Form of Subscription Agreement.	By Reference	8-K	December 17, 2020

10.2	Form of Support Agreement.	By Reference	8-K	December 17, 2020

10.3	Form of Amended and Restated Registration Rights Agreement.	Filed Herewith

10.4	Form of Northern Star Lock-Up Agreement.	Previously Filed

10.5	Form of Barkbox, Inc. Stockholder Lock-Up Agreement.	Previously Filed

10.6	Form of Letter Agreement from each of the Registrant’s initial shareholders, officers and directors.	By Reference	S-1	October 14, 2020

10.7	Investment Management Trust Agreement, dated as of November 10, 2019, between Continental Stock Transfer & Trust Company and the Registrant.	By Reference	8-K	November 13, 2020

10.8	Registration Rights Agreement, dated as of November 10, 2020, with each of the Registrant’s initial shareholders, officers and directors.	By Reference	8-K	November 13, 2020

10.9#	BarkBox, Inc. Stock Incentive Plan	Previously Filed

10.10#	2021 Equity Incentive Plan	Annex C

10.11#	2021 Employee Stock Purchase Agreement	Annex D

10.12	Form of Indemnity Agreement	Previously Filed

10.13	Loan and Security Agreement, dated as of October 12, 2017, by and among Western Alliance Bank, BarkBox, Inc. and its subsidiaries.	Previously Filed

Exhibit No.	Description	Included	Form	Filing Date

10.14	Loan and Security Agreement Modification, dated as of November 20, 2017, by and among Western Alliance Bank, BarkBox, Inc. and its subsidiaries.	Previously Filed

10.15	Second Loan and Security Agreement Modification, dated as of April 20, 2018, by and among Western Alliance Bank, BarkBox, Inc. and its subsidiaries.	Previously Filed

10.16	Third Loan and Security Agreement Modification, dated as of December 3, 2018, by and among Western Alliance Bank, BarkBox, Inc. and its subsidiaries.	Previously Filed

10.17	Fourth Loan and Security Agreement Modification, dated as of December 7, 2018, by and among Western Alliance Bank, BarkBox, Inc. and its subsidiaries.	Previously Filed

10.18	Fifth Loan and Security Agreement Modification, dated as of October 7, 2019, by and among Western Alliance Bank, BarkBox, Inc. and its subsidiaries.	Previously Filed

10.19	Sixth Loan and Security Agreement Modification, dated as of February 25, 2020, by and among Western Alliance Bank, BarkBox, Inc. and its subsidiaries.	Previously Filed

10.20	Seventh Loan and Security Agreement Modification, dated as of July 31, 2020, by and among Western Alliance Bank, BarkBox, Inc. and its subsidiaries.	Previously Filed

10.21	Form of Convertible Secured Note due 2025 (included in Exhibit 4.5).	Previously Filed

10.22A#	Letter re: Offer of Employment by and between Barkbox, Inc. and Manish Joneja, dated July 15, 2020	Previously Filed

10.22B#	Amendment No. 1 to the Offer Letter by and between Barkbox, Inc. and Manish Joneja, dated February 4, 2021	Previously Filed

10.23#	Offer Letter by and between Barkbox, Inc. and Matt Meeker, dated January 21, 2013	Previously Filed

10.24#	Offer Letter by and between Barkbox, Inc. and Michael Novotny, dated July 3, 2015	Previously Filed

10.25#	Offer Letter by and between Barkbox, Inc. and John Toth, dated November 29, 2016	Previously Filed

10.26#	Independent Contractor Agreement by and between Barkbox, Inc. and Prehype LLC, dated January 1, 2012	Previously Filed

Exhibit No.	Description	Included	Form	Filing Date

10.27#	First Amendment to Statement of Work No. 1 Under the Independent Contractor Agreement by and between Barkbox, Inc. and Prehype LLC	Previously Filed

10.28	Lease Agreement by and between Barkbox, Inc. and 221 Canal Street LLC, dated September 16, 2013	Previously Filed

10.29	Eighth Loan and Security Agreement Modification, dated as of November 27, 2020, by and among Western Alliance Bank, BarkBox, Inc. and its subsidiaries.	Previously Filed

10.30	Ninth Loan and Security Agreement Modification, dated as of January 22, 2021, by and among Western Alliance Bank, BarkBox, Inc. and its subsidiaries.	Previously Filed

21.1	Subsidiaries of the Registrant.	Previously Filed

23.1.1	Consent of Marcum LLP	Previously Filed

23.1.2	Consent of Marcum LLP	Previously Filed

23.2	Consent of Deloitte & Touche LLP.	Previously Filed

23.3	Consent of Graubard Miller (included in Exhibit 5.1 and 8.1 ).	Previously Filed

24.1	Power of Attorney (including on the signature page of this registration statement).	Previously Filed

99.1	Consent of Matt Meeker to be named as a director.	Previously Filed

99.2	Consent of Manish Joneja to be named as a director.	Previously Filed

99.3	Consent of Elizabeth McLaughlin to be named as a director.	Previously Filed

99.4	Consent of Henrik Werdelin to be named as a director.	Previously Filed

99.5	Consent of Jim McGinty to be named as a director	Previously Filed

99.6	Form of Proxy Card.	Previously Filed

*

Schedule and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). Northern Star agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

#	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 5th day of April, 2021.

By:	/s/ Joanna Coles
Joanna Coles
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Joanna Coles Joanna Coles	Chairperson of the Board and Chief Executive Officer (Principal Executive Officer)	April 5, 2021

/s/ Jonathan J. Ledecky Jonathan J. Ledecky	President and Chief Operating Officer	April 5, 2021

* James Brady	Chief Financial Officer (Principal Financial and Accounting Officer)	April 5, 2021

* Jonathan Mildenhall	Director	April 5, 2021

* Debora Spar	Director	April 5, 2021

* Justine Cheng	Director	April 5, 2021

* By:	/s/ Joanna Coles
Joanna Coles, as attorney-in-fact